UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 2009

CENTERLINE HOLDING COMPANY
 (Exact Name of Registrant as Specified in Charter)

Delaware
(State or other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement

On May 29, 2009, Centerline Mortgage Capital Inc. and Centerline Mortgage Partners Inc. (collectively, the “Companies”), each of which is a subsidiary of Centerline Holding Company (the “Registrant”), entered into an Amendment No 1. (the “Amendment”) to the Amended and Restated Warehousing Credit and Security Agreement (the “Credit Agreement”), with the lenders from time to time party to the Credit Agreement, and Bank of America N.A. as the agent for the Lender (the “Agent”). Capitalized terms in the description below, and not otherwise defined herein, will have the meaning ascribed to such terms in the Credit Agreement, as previously filed on Form 8-K on May 30, 2008.

Pursuant to the Amendment, the total Commitment under the Credit Agreement is reduced to $100,000,000 and the Maturity Date is extended until June 30, 2009.  The Amendment further reflects the purchase and assumption by Bank of America N.A. from SunTrust of 100% of SunTrust’s Commitment under the Credit Agreement and 100% of the aggregate principal balance of all Obligations owed to SunTrust under the Credit Agreement as of May 29, 2009.  The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such amendment.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a).	Financial Statements

Not Applicable

(b).	Pro Forma Financial Information

Not Applicable

(c).	Exhibits

Exhibit 10.1 Amendment No. 1 to the Amended and Restated Warehousing Credit and Security Agreement, dated as of May 29, 2009, among Centerline Mortgage Capital Inc., Centerline Mortgage Partners Inc., and Bank of America, N.A., as agent for the lenders, and as a lender.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company (Registrant)

By:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer

June 4, 2009